EXHIBIT 11.1

                               PICO PRODUCTS, INC.
                        COMPUTATION OF PER SHARE EARNINGS

                    (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

                                    Three Months            Nine Months
                                   Ended April 30,        Ended April 30,
                                ---------------------  ---------------------
                                  1995        1994      1995        1994
                                ---------   ---------  ---------   ---------
NET INCOME ATTRIBUTABLE
TO COMMON STOCK                  $    56     $   219    $   390     $   684
                                ---------   ---------  ---------   ---------
                                ---------   ---------  ---------   ---------

PRIMARY EARNINGS PER SHARE:

    Weighted average number
       of common shares
       outstanding                 3,637       3,617      3,635       3,599

    Dilutive effect of stock
       options and warrants
       after application of
       treasury stock method         592         729        628         698
                                ---------   ---------  ---------   ---------

    Number of shares used to
       compute primary
       earnings per share          4,229       4,346      4,263       4,297

Primary earnings per share        $ 0.01      $ 0.05     $ 0.09      $ 0.16
                                ---------   ---------  ---------   ---------
                                ---------   ---------  ---------   ---------



FULLY DILUTED EARNINGS PER SHARE:

    Weighted average number
       of common shares
       outstanding                 3,637       3,617      3,635       3,599

    Dilutive effect of stock
       options and warrants
       after application of
       treasury stock method         592         729        628         720
                                ---------   ---------  ---------   ---------

    Number of shares used to
       compute fully diluted
       earnings per share          4,229       4,346      4,263       4,319

Fully diluted earnings per share $  0.01     $  0.05    $  0.09     $  0.16
                                ---------   ---------  ---------   ---------
                                ---------   ---------  ---------   ---------